ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT

THE STATE OF TEXAS


COUNTY OF DALLAS


      THIS ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT (this "Assignment") is made this ___ day of _________________, 2008, by and between NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION, a Delaware corporation_ ("Assignor"), and E. H. HAWES, II ("Assignee"). This Assignment is expressly made in accordance with and subject to the provisions of that certain Agreement Concerning the Exchange of Common Stock between Assignor and Shaanxi Chang Jiang So You Neng Yuan Fa ZHANG Gu Feng You Xiang Gong Si, dated May 30, 2007 (the "Purchase Agreement"), closed effective as of the date hereof, and the provisions of said Purchase Agreement are incorporated herein by reference as fully as though said provisions were set forth herein verbatim.

      In consideration of TEN AND NO/100THS DOLLARS ($10.00), the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, SELL, CONVEY, ASSIGN, and DELIVER unto Assignee all of Assignor's right, title and interest in and to the following:

      A. All assets, tangible and intangible, real or personal; all notes and accounts receivable; and all contract rights and claims against third parties (the "Assets").

      B. The Assets shall not include the following: Minutes books and corporate records, tax records and files, corporate seals, stock records and forms of stock certificates, contract rights relating to Assignor's securities, and cash in the amount of $1,000.00 (the "Excluded Assets").

      TO HAVE AND TO HOLD the Assets subject to the following terms and conditions:

      1. Assumption of Obligations. Assignee hereby assumes from Assignor and agrees to perform and be bound by the provisions of any contractual or other duties and obligations associated with the Assets.

      2. Assumed Liabilities. Assignee hereby assumes and agrees to pay and hold Assignor harmless from and against the liabilities set forth on the balance sheet of Assignor, together with any contingent or unrecorded liabilities that arose prior to the date hereof.

      3. Observance of Laws: This Assignment is made by Assignor and accepted by Assignee subject to all applicable laws, ordinances, rules and regulations.

      4. Successors and Assigns: The terms, covenants and conditions hereof shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns. All terms, covenants and conditions shall be covenants running with the land herein assigned and with each subsequent transfer or assignment thereof.

      5.    Headings:   Titles  and  headings  in  this Assignment are included
solely for ease of reference and are not to be considered in interpretation or construction of this Assignment.

      IN WITNESS WHEREOF this Assignment is executed as of the date above written.

                                    ASSIGNOR:







                                    NORTH AMERICAN GAMING AND ENTERTAINMENT
                                    CORPORATION















                                    By:________________________________________



                                    Name:______________________________________



                                    Title:_____________________________________







                                    ASSIGNEE:







                                    E.H. HAWES, II

STATE OF ________________

COUNTY OF _______________

      On this ____ day of __________________, 2008, personally appeared before me _________________________, who being by me duly affirmed, did say that he is the ____________________ of North American Gaming and Entertainment Corporation., a Delaware corporation, and that said instrument was signed by said person on behalf of said corporation.

SEAL

                                    ____________________________________

                                    (Signature)

                                    My commission expires:________

STATE OF ________________

COUNTY OF _______________

      On this ____ day of __________________, 2008, personally appeared before me E. H. HAWES, II who being by me duly affirmed, did say that said instrument was signed by said person.

SEAL

                                    ____________________________________

                                    (Signature)

                                    My commission expires:________